SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July [__], 2007, by and between (i) Southridge Technology Group, Inc., a Delaware corporation (“Pubco”) that will acquire all of the issued and outstanding capital stock of RxElite Holdings Inc., a Delaware corporation (“RxElite”), and succeed to the business of RxElite as its sole line of business (on a combined, post-acquisition basis, Pubco and its subsidiary, RxElite, are collectively referred to as “Seller”) and (ii) the investors listed on Exhibit A attached hereto (the “Buyers”).

WITNESSETH:

WHEREAS, Seller desires to sell to the Buyers the shares of Seller’s common stock (the “Securities”) as repayment of certain amounts owed by Seller to the Buyers as listed next to each Buyer’s name on Exhibit A hereto.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

1. Sale and Purchase of the Common Stock.

1.1 Sale and Purchase.

Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2 hereof), Seller shall issue to each Buyer, and each Buyer shall purchase from Seller, for the Purchase Price per share (as defined in Section 1.2(a) hereof) the Securities listed next to each Buyer’s name on Exhibit A hereto.

1.2 Purchase Price and Payment.

(a) The purchase price per .090606 of one share of Pubco’s Common Stock (“Common Stock”) shall be US$6.62 (the “Purchase Price”).

(b) Delivery of Conversion Agreement. Upon the execution of this Agreement, the Purchase Price for the Securities shall be deemed delivered by each Buyer upon execution and delivery of the applicable Conversion Agreement attached as Exhibit B-1 and Exhibit B-2  hereto.

2. Closing. The closing of the sale and purchase of the Securities hereunder (the “Closing”) shall be deemed to take place at the offices of Seller, at 4:00 p.m., local time, (i) on the date hereof (the “First Closing”) or (ii) on the date that Pubco’s Amended and Restated Certificate of Incorporation becomes effective (the “Second Closing”), as listed next to each Buyer’s name in Exhibit A, or at such later time or date as the Buyers and Seller may mutually agree in writing. The date upon which the Closing shall occur is herein called the “Closing Date”.

3. Representations and Warranties of Buyer. Each of the Buyers, severally and not jointly, hereby represents and warrants to Seller as follows:

3.1 Due Existence; Authority. If the Buyer is a company, it is a duly organized legal entity, validly existing and in good standing under the laws of the state of its organization and has the requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If the Buyer is a partnership, syndicate or other form of unincorporated organization, the Buyer has the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof. If the Buyer is a natural person, the Buyer has obtained the age of majority and has the legal capacity and competence to execute this Agreement and to take all actions required pursuant thereto.

3.2 Enforceability. This Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, reorganization or other similar laws generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

3.3 Investment Representations. The Buyer is acquiring the Securities, and any capital stock issuable upon exercise of the Securities, for the Buyer’s own account, for investment and not with a view to, or for sale in connection with, any distribution of such securities or any part thereof. The Buyer (i) has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks involved in purchasing the Securities, (ii) is able to bear the economic risks (including, a complete loss) involved in purchasing the Securities and has the adequate means of providing for its current needs and contingencies, (iii) has had the opportunity to ask questions of, and receive answers from, Seller and persons acting on Seller’s behalf concerning Seller’s business, management, and financial affairs and the terms and conditions of the Securities. The Buyer’s jurisdiction of residence is set forth on Exhibit A.

3.4 1933 SEC Act. The Buyer acknowledges that (i) it has received and had the opportunity to review the draft of a Current Report on Form 8-K containing such information about RxElite as would be required to be disclosed in a Registration Statement on Form 10-SB and accompanying Capitalization Table (the “Jumbo 8-K”), attached as Exhibit C, with respect to the pending acquisition of RxElite by Pubco describing Seller’s business and operations following such acquisition, and (ii) it has reviewed the Jumbo 8-K, including, without limitation, the description of business and risk factors with respect to Seller and this offering set forth in the Jumbo 8-K. The Buyer acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by the Buyer, the Buyer’s attorney and/or the Buyer’s accountant as set forth in Rule 502 of Regulation D under the Act and that all records and books of RxElite were available during reasonable business hours at RxElite’s principal place of business. The Buyer and/or its adviser(s) have had a reasonable opportunity to ask questions of and receive answers from RxElite, or a person or persons acting on its behalf, concerning the terms and conditions of the offering of the Securities, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense. All such questions have been answered to the full satisfaction of the Buyer.

3.5 Accredited Investor; Residence. The Buyer is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Act. The jurisdiction referred to under “Address” on the signature page attached hereto is the Buyer’s residence or place of business and is not created or used solely for the purpose of acquiring the Securities and the Buyer is not purchasing the Securities for the account or benefit of any person in any jurisdiction other than such jurisdiction;

3.6 THE BUYER RECOGNIZES THAT AN INVESTMENT IN SELLER IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK, AND THAT PURCHASERS OF SECURITIES COULD LOSE THEIR ENTIRE INVESTMENT.

3.7 Certain Securities Matters. In reliance upon the Buyers’ representations and warranties in this Agreement (including Appendix A to this Agreement), neither the offering nor the sale of the Securities has been registered under the Act or any state securities laws or regulations. The Buyer was not offered or sold the Securities, directly or indirectly, by means of any form of general solicitation or general advertising, including the following: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium or broadcast over television or radio; or (ii) to the knowledge of the Buyer, any seminar or meeting whose attendees had been invited by any general advertising. There is no public market for the Securities and Seller is under no obligation to register the Securities on the Buyer’s behalf or to assist the Buyer in complying with any exemption from registration. The Buyer has not received or been provided with a prospectus, offering memorandum or sales or advertising literature and the Buyer’s decision to purchase the Securities was not based upon and the Buyer has not relied upon any verbal or written representations as to fact made by Seller or any other person (other than those representations and warranties set forth in Article 3 of this Agreement) but that the Buyer’s decision was based upon the information about Seller that is publicly available.

3.8 Liquidity. The Buyer must hold the Securities indefinitely unless the sale or transfer thereof is subsequently registered under the Act or an exemption from such registration is available. The Buyer may not subsequently sell, assign, pledge, or otherwise transfer the Securities except: (i) pursuant to an effective registration statement registering the securities under the Act and/or applicable state securities laws, or (ii) pursuant to the opinion of counsel, which is satisfactory to Seller, that such registration under the Act and/or such state securities laws is not required to effect such subsequent sale, assignment, pledge, or other transfer.

3.9 Legend. The following legend referring to the foregoing restrictions will be set forth on certificates representing the Securities, as set forth below:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

3.10 Certain Prohibited Persons. The Buyer is not a person or entity (a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”) is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (“Specially Designated Nationals and Blocked Persons”) or otherwise. Neither the Buyer nor any Person who owns an interest in the Buyer (collectively, a “Purchaser Party”) is a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. Section 5312, as amended (“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

3.11 Certain Legislation. To the best of the Buyer’s knowledge, neither the Buyer nor any Purchaser Party, nor any Person providing funds to the Buyer: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this Section, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (i) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (ii) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (iii) require identification and documentation of the parties with whom a Financial Institution conducts business; or (iv) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA Patriot Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq. (the “Bank Secrecy Act”), the Trading with the Enemy Act, 50 U.S.C. Appendix, the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

3.12 Bank Act. The Buyer is in compliance with any and all applicable provisions of the Patriot Act including, without limitation, amendments to the Bank Secrecy Act. If the Buyer is a Financial Institution, it has established and is in compliance with all procedures required by the Buyer and the Bank Secrecy Act.

3.13 Appendix. The Buyer has accurately and truthfully completed Appendix A attached hereto.

3.14 Covenants of Purchasers Not to Short Stock. The Buyer, on behalf of itself and its affiliates, hereby covenants and agree not to, directly or indirectly, offer to “short sell”, contract to “short sell” or otherwise “short sell” the securities of Seller, including, without limitation, the Securities.

4. Further Assurances. Each of the parties shall, prior to or at the Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby. Each party shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to its obligation to effect the Closing, including promptly obtaining any consents required in connection herewith.

5. Conditions Precedent to the Obligation of Buyer to Close. The obligation of each Buyer to complete the Closing, and the right for Seller to accept any purchase of Securities hereunder, is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by the holders of a majority of the Securities sold hereunder, collectively, in writing:

5.1 Jumbo 8-K. RxElite shall have provided each Buyer with a substantially completed the Jumbo 8-K.

5.2 Pubco Merger. Pubco shall have consummated its acquisition of RxElite’s issued and outstanding capital stock and Pubco shall have succeeded to RxElite’s business as its sole line of business.

5.3 Amendment of Pubco Certificate of Incorporation. With respect only to those Buyers listed on Exhibit A hereto as participating in the Second Closing, Pubco’s Amended and Restated Certificate of Incorporation shall be effective and sufficient authorized shares shall be available thereunder to provide for the valid issuance of the Securities.

6. Conditions Precedent to the Obligation of Seller to Close. The obligation of Seller to complete the Closing is subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived by Seller in writing:

6.1 Agreements and Conditions. On or before the Closing Date, each Buyer shall have complied with and performed and satisfied in all material respects all agreements and conditions to be complied with and performed by such date pursuant to this Agreement.

6.2 Execution and Delivery of Conversion Agreement. Each Buyer shall have executed and delivered to Seller the applicable Conversion Agreement attached as Exhibit B-1, Exhibit B-2 and Exhibit B-3.

6.3 Appendix. The Buyer shall have completed and delivered to Seller Appendix A to this Agreement, which shall be acceptable to Seller, in Seller’s discretion.

6.4 Jumbo 8-K. RxElite shall have provided the Buyer with the Jumbo 8-K.

6.5 Pubco Merger. Pubco shall have consummated its acquisition of RxElite’s issued and outstanding capital stock and Pubco shall have succeeded to RxElite’s business as its sole line of business.

6.6 Amendment of Pubco Certificate of Incorporation. With respect only to those Buyers listed on Exhibit A hereto as participating in the Second Closing, Pubco’s Amended and Restated Certificate of Incorporation shall be effective and sufficient authorized shares shall be available thereunder to provide for the valid issuance of the Securities.

7. Miscellaneous.

7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) If to Seller:

RxElite Holdings Inc.
1404 N. Main St., Ste. 200
Meridian, ID 83642
Attention: Daniel Chen, CEO
Facsimile: (208) 288-1191

With a copy (which copy shall not constitute notice) to:

Morrison Foerster
12531 High Bluff Drive, Suite 100
San Diego, California 92130
Attention: Jay de Groot
Facsimile: (858) 720-5125

(ii) If to the Buyers: to the address(es) listed on the signature page hereto.

7.2 Entire Agreement; Exercise of Rights.

(a) This Agreement (including the Appendices and Exhibits hereto) embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement, or consent to the departure by any party from any such provision, shall be effective unless it is in writing and signed by Seller and the holders of a majority of the Securities sold hereunder. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of a party to exercise, and no delay in exercising, any right under this Agreement, or any agreement contemplated hereby, shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Agreement, or any agreement contemplated hereby, preclude any other or further exercise thereof or the exercise of any other right.

7.3 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the County of New York, State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.4 Expenses. Seller and the Buyers shall, bear their respective expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, brokers or finders, and accountants.

7.5 Acknowledgment; Waiver of Conflicts. Each Buyer acknowledges that: (a) it has read this Agreement; (b) it has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of its own choice or has voluntarily declined to seek such counsel; and (c) it understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect of this Agreement. Each Buyer understands that RxElite has been represented in the preparation, negotiation and execution of this Agreement by Morrison & Foerster LLP, counsel to RxElite, and that Morrison & Foerster LLP has not represented any Buyer or any stockholder, director or employee of Seller or any Investor in the preparation, negotiation and execution of this Agreement. Each Buyer and Seller acknowledges that Morrison & Foerster LLP has in the past represented and is now or may in the future represent one or more Buyers or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including the representation of such Buyers or their affiliates in matters of a nature similar to those contemplated by this Agreement. Each Buyer and Seller hereby acknowledges that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and hereby waives any conflict arising out of such representation with respect to the matters contemplated by this Agreement.

7.6 Stock Dividend. As soon as practicable following the Closing, Pubco shall declare a stock dividend of 10.036789 shares for each outstanding share of Common Stock (the “Dividend”), such that following consummation of the Dividend, each stockholder shall hold 11.036789 shares of Common Stock for each one share of stock held prior to the Dividend and the adjusted Purchase Price for one share of Common Stock shall be $.60.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Seller: By: ______________________________ Name: ____________________________ Title: _____________________________

Buyer:

By: _________________________________
Name: _______________________________
Title: ________________________________

Address _______________________________
______________________________________

Facsimile: ______________________________

APPENDIX A

THIS APPENDIX MUST BE COMPLETED BY EACH BUYER THAT IS RESIDENT IN THE UNITED STATES OF AMERICA

NAME OF BUYER:

I. PLEASE INITIAL THE SPACE AFTER THE DEFINITION OF “ACCREDITED INVESTOR” THAT APPLIES TO YOU. (ONLY ONE SPACE NEEDS TO BE INITIALED.)

(i) Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. __________

(For purposes of calculating an investor’s net worth, “net worth” is defined as the difference between total assets and total liabilities, including home, home furnishings, and personal automobiles.)

(ii) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. __________

(iii) Any entity in which all of the equity owners are accredited investors. __________

II. Please indicate the form of ownership desired for the Securities:

_______ Individual (one signature required)

_______ Joint Tenants with right of survivorship (both parties must sign)

_______ Tenants by the Entirety (both parties must sign)

_______ Tenants in Common (all parties must sign)

_______ Limited Liability Company (signature of authorized party or parties required)

III. _____________________________________________________________________________
Please PRINT here the exact name Buyer desires for registration of the Securities.

EXHIBIT A

Name	Form of Consideration	# Shares of Common Stock Pre-Dividend	# Shares of Common Stock Post-Dividend	Closing Date	Purchase Price
Andrew Horrocks	Conversion of Salary	3,107	34,295	First Closing	US$ 20,577
Chad May	Conversion of Salary	1,302	14,366	First Closing	US$ 8,620
Thomas Lennox	Conversion of Salary	1,561	17,223	First Closing	US$ 10,334
William J. Marciniak	Conversion of amounts due under a promissory note	38,898	429,310	First Closing	US$ 257,586

EXHIBIT B-1

EMPLOYEE CONVERSION AGREEMENT

Dated as of July , 2007

1.
On or prior to the date hereof, the undersigned requested that RxElite Holdings Inc. (the “Company”) withhold $________ from salary otherwise payable to the undersigned (the “Salary”) and to issue to the undersigned in lieu thereof _____ shares of Common Stock of the Company (the “RxElite Shares”).

2.	This letter and the Securities Purchase Agreement of even date herewith (the “Purchase Agreement”) serve to formalize the request.

3.
The undersigned hereby consents to and agrees that, in lieu of the RxElite Shares, the Salary shall be converted into [______] shares ([________] shares following the 11.036789 for 1 forward stock split) of Common Stock of Southridge Technology Group, Inc. (“STG”), issuable upon the completion of the acquisition by STG of the Company’s issued and outstanding capital stock and succession by STG of the Company’s business as its sole line of business as provided in the Securities Purchase Agreement of even date herewith.

ACKNOWLEDGED AND AGREED

_________________________
Name:
Date:

EXHIBIT B-2

CONVERSION AGREEMENT

Dated as of July , 2007

1.
Pursuant to the Letter Agreement dated as of June 22, 2007 (“Letter Agreement”) between William J. Marciniak and RxElite Holdings Inc. (the “Company”), the undersigned elected to convert a portion of a certain Promissory Note issued by the Company (the “Converted Debt”) into 429,310 shares of Common Stock of the Company, as more fully set forth in such Letter Agreement (the “RxElite Shares”).

2.
The undersigned hereby consents to and agrees that, in lieu of the RxElite Shares, the Converted Debt shall be converted into 38,898 shares (429,310 shares following the 11.036789 for 1 forward stock split) of Common Stock of Southridge Technology Group, Inc. (“STG”), issuable upon the completion of the acquisition by STG of the Company’s issued and outstanding capital stock and succession by STG of the Company’s business as its sole line of business as provided in the Securities Purchase Agreement of even date herewith.

ACKNOWLEDGED AND AGREED

_________________________
William J. Marciniak
Date:

EXHIBIT C

JUMBO 8-K